Exhibit 99.1

BIOCARDIA AND FDA ALIGN ON HELIX TRANSENDOCARDIAL DELIVERY CATHETER CLEARANCE PATHWAYS

SUNNYVALE, Calif. – May 8, 2026 -BioCardia®, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced the outcome of its Pre-Submission Meeting with FDA on the Helix Transendocardial Delivery Catheter System (Helix).

FDA agreed that there are two pathways for Helix marketing clearance and raised no concerns on Helix safety data, device performance, or compatibility with general classes of agents. FDA’s preferred route of Helix approval was simultaneous with the approval of the CardiAMP cell therapy system for the treatment of heart failure. FDA also suggested a follow-on pre-submission incorporating agency advice could enable Helix approval via the DeNovo pathway.

“We see these pathways as synergistic and are thankful for the FDA’s time and responsiveness,” said BioCardia Chief Executive Officer Peter Altman, PhD. “We aim to deliver on both pathways as an independent Helix market clearance should enhance development and commercial partnering for other high value investigational cell, gene, and protein therapeutics.”

About Helix Transendocardial Delivery Catheter

The Helix transendocardial delivery catheter is an enabling platform for minimally invasive targeted delivery of therapeutic and diagnostic agents to the heart intramyocardially. It enables agents to be delivered precisely within the heart with superior retention over other therapeutic delivery modalities, and to many regions of the heart that other delivery methods cannot reach. The Helix includes a specialized small distal helical needle which engages the heart tissue from within the chamber of the heart and provides stability within the dynamic beating heart to safely enable agent delivery.

About CardiAMP Cell Therapy

Granted FDA Breakthrough designation, CardiAMP Cell Therapy uses a patient’s own bone marrow cells delivered to the heart in a minimally invasive, catheter-based procedure intended to increase capillary density and reduce tissue fibrosis of myocardial tissue to address microvascular dysfunction. Japan Pharmaceutical and Medical Device Agency has indicated that the clinical results from three completed clinical trials for the treatment of ischemic heart failure likely provide sufficient evidence of safety and efficacy to support a successful submission for approval.

Clinical development of the CardiAMP Cell Therapy for heart failure is supported by the Maryland Stem Cell Research Fund and is reimbursed by Centers for Medicare and Medicaid Services (CMS). CAUTION - Limited by United States law to investigational use.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3D™ fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies. For more information visit www.biocardia.com.

Upcoming Catalysts in May 2026:

·	FDA CBER Meeting on CardiAMP Cell Therapy Approval Pathways

·	CardiAMP Clinical Readout Oral Presentation at EuroPCR

·	Japan PMDA Formal Clinical Consultation Advice Received

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements relating to submission for and subsequent market clearance of the Helix Transendocardial Delivery Catheter or CardiAMP Cell Therapy. These forward-looking statements are made as of the date of this press release.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 24, 2026, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120